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Exhibit 23(a)

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Fund American Enterprises Holdings, Inc.:

We consent to the incorporation by reference in the registration statements, as amended, No. 33-5287 on Form S-8 pertaining to the Long-Term Incentive Plan, No. 33-54006 on Form S-3 pertaining to the Medium-Term Notes Series A, No. 33-54749 on Form S-3 pertaining to Common Stock Warrants, No. 333-30233 on Form S-8 pertaining to Valley Group Employees' 401(k) Savings Plan, No. 333-13027 on Form S-8 pertaining to the Source One Mortgage Services Corporation Employee Stock Ownership and 401(k) Plan of our report dated February 12, 1999, except for note 20, which is as of March 25, 1999, with respect to the consolidated balance sheets of Fund American Enterprises Holdings, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated income statements and consolidated statements of shareholders' equity and cash flows and the related schedules for the years ended December 31, 1998 and 1997, which report appears in the December 31, 1998 annual report on form 10-K of Fund American Enterprises Holdings, Inc.


                                                                    /s/ KPMG LLP

Providence, Rhode Island
March 26, 1999